Exhibit 99.1

TOR Minerals to Present at the Midwest IDEAS Conference in Chicago

Corpus Christi, TX - August 15, 2011 - TOR Minerals (NASDAQ: TORM), producer of synthetic titanium dioxide and color pigments, specialty aluminas, and other high performance mineral fillers, today announced that Mark Schomp, Executive V.P. Sales & Marketing, and Barbara Russell, Chief Financial Officer, will present at the Midwest IDEAS Conference in Chicago on August 31, 2011.  TOR's presentation is scheduled to begin at 9:45 a.m. CDT. The presentation will be webcast live and may be accessed on the conference website, www.midwestideas.com, or via the investor relations section of the company's website, www.torminerals.com.

The IDEAS investor conferences are annual independent venues allowing quality public companies to highlight their investment merits to influential professional investors with the express purpose of generating investor interest.  The IDEAS Investor Conferences are held annually in Boston, Chicago and Dallas and are produced by Three Part Advisors, LLC with sponsorships from the regional investment communities in which they are held. Additional information about the events can be located at www.IDEASconferences.com

Headquartered in Corpus Christi, Texas, TOR Minerals International, Inc. is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

Investor Relations Contact:
Dave Mossberg
Three Part Advisors, LLC
817-310-0051